EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement of Southern Michigan Bancorp, Inc. on Form S-4 of (File No. 333-144562) our report dated February 17, 2007 except for Note 19 as to which the date is August 23, 2007 on our audits of the consolidated financial statements of FNB Financial Corporation as of and for the years ended December 31, 2006 and 2005. We also consent to the references to our firm under the caption "Experts."

/s/ BKD, LLP
BKD, LLP

Fort Wayne, Indiana
September 25, 2007